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Exhibit 4.3

SECOND SUPPLEMENTAL INDENTURE

DATED AS OF SEPTEMBER 22, 2005

to

INDENTURE

dated as of September 22, 2005

among

MOLSON COORS CAPITAL FINANCE ULC,

as Issuer

THE GUARANTORS NAMED THEREIN,

as Guarantors,

and

THE CANADA TRUST COMPANY,

as Canadian Trustee

i

        SECOND SUPPLEMENTAL INDENTURE, dated as of September 22, 2005 (this "Second Supplemental Indenture"), to the Indenture dated as of September 22, 2005 (the "Original Indenture"), among MOLSON COORS CAPITAL FINANCE ULC, a Nova Scotia unlimited liability company (the "Company"), MOLSON COORS BREWING COMPANY, a Delaware corporation (the "Parent Guarantor"), COORS BREWING COMPANY, a Colorado corporation, COORS DISTRIBUTING COMPANY, a Colorado corporation, COORS WORLDWIDE, INC., a Colorado corporation, COORS INTERNATIONAL MARKET DEVELOPMENT, L.L.L.P., a Colorado limited liability limited partnership, COORS GLOBAL PROPERTIES, INC., a Colorado corporation, COORS INTERCONTINENTAL, INC., a Colorado corporation, and COORS BREWING COMPANY INTERNATIONAL, INC., a Colorado corporation (collectively, the "Subsidiary Guarantors" and, together with the Parent Guarantor, the "Guarantors") and THE CANADA TRUST COMPANY, a trust company duly amalgamated and existing under the laws of Canada, as Canadian Trustee (the "Canadian Trustee").

        WHEREAS, the Company, the Guarantors, the Canadian Trustee and TD Banknorth, National Association, a national banking association organized and existing under the laws of the United States, as U.S. Trustee and initial Agent Trustee (the "U.S. Trustee" and, together with the Canadian Trustee, the "Trustees"), have heretofore executed and delivered the Original Indenture to provide for the issuance from time to time of Securities (as defined in the Original Indenture) of the Company, to be issued in one or more Series;

        WHEREAS, Sections 2.01, 2.02 and 9.01 of the Original Indenture provide, among other things, that the Company and either or both of the Trustees may enter into indentures supplemental to the Original Indenture for, among other things, the purpose of establishing the designation, form, terms and conditions of Securities of any Series as permitted by Sections 2.01, 2.02 and 9.01 of the Original Indenture;

        WHEREAS, the Company (i) desires the issuance of a Series of Securities containing two Tranches to be designated as hereinafter provided, (ii) has requested the U.S. Trustee to enter into the First Supplemental Indenture (the "First Supplemental Indenture") for the purpose of establishing the designation, form, terms and conditions of the Securities of one Tranche of such Series to be issued in U.S. Dollar denominations (the "U.S. Denominated Securities"), and (iii) has requested the Canadian Trustee to enter into this Second Supplemental Indenture for the purpose of establishing the designation, form, terms and conditions of the Securities of one Tranche of such Series to be issued in Canadian Dollar denominations (the "Canadian Denominated Securities");

        WHEREAS, the Parent Guarantor and the Subsidiary Guarantors will guarantee the Series of Securities being issued pursuant to the First Supplemental Indenture and this Second Supplemental Indenture;

        WHEREAS, the Company has duly authorized the creation of an issue of its 4.85% Senior Notes due 2010 and its 5.00% Senior Notes due 2015 (collectively, the "Notes", which term includes any securities issued under the First Supplemental Indenture and any securities issued under this Second Supplemental Indenture, including any Exchange Securities that may be issued as provided in the Appendix to the First Supplemental Indenture, any additional securities that may be issued under the First Supplemental Indenture, any Exchange Securities that may be issued as provided in the Appendix to this Second Supplemental Indenture and any additional securities that may be issued under this Second Supplemental Indenture, all such Notes to be deemed and treated collectively as a single Series of Securities); and

        WHEREAS, all action on the part of the Company necessary to authorize the issuance of the Securities under the Original Indenture, the First Supplemental Indenture and this Second Supplemental Indenture (the Original Indenture, as supplemented by the First Supplemental Indenture and this Second Supplemental Indenture, being hereinafter called the "Indenture") has been duly taken.

        NOW, THEREFORE, THIS SECOND SUPPLEMENTAL INDENTURE WITNESSETH:

        That, in order to establish the designation, form, terms and conditions of, and to authorize the authentication and delivery of, the Canadian Denominated Securities, and in consideration of the acceptance of the Canadian Denominated Securities by the Holders thereof and of other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I
Definitions

        (a)   Capitalized terms used herein and not otherwise defined herein or in the Appendix shall have the respective meanings ascribed thereto in the Original Indenture.

        (b)   The rules of interpretation set forth in the Original Indenture shall be applied hereto as if set forth in full herein.

        (c)   For all purposes of this Second Supplemental Indenture, except as otherwise expressly provided or unless the context otherwise requires, the following terms shall have the following respective meanings (such meanings shall apply equally to both the singular and plural forms of the respective terms):

          "Appendix" has the meaning set forth in Section 2.03 hereof.

          "Additional Amounts" has the meaning set forth in Section 2.10 hereof.

          "Additional Securities" means 5.00% Senior Notes due September 22, 2015, denominated in Canadian Dollars and issued from time to time after the Issue Date pursuant to Section 2.04 hereof and under the terms of the Indenture (other than pursuant to Sections 2.07, 2.08, 2.10 or 3.06 of the Original Indenture and other than Exchange Securities issued pursuant to an exchange offer for Securities outstanding under the Indenture).

          "Canadian Denominated Securities" has the meaning set forth in the preamble hereof.

          "Canada Yield Price" has the meaning set forth in Section 3.01 hereof.

          "CDS" has the meaning set forth in Section 2.07 hereof.

          "Exchange Offer Agreement" has the meaning set forth in the Appendix hereto.

          "Exchange Securities" has the meaning set forth in the Appendix hereto.

          "Excluded Taxes" means any estate, inheritance, gift, sales, excise, transfer, personal property or similar tax, assessment or governmental charge.

          "Government of Canada Yield" has the meaning set forth in Section 3.01 hereof.

          "Indemnified Taxes" means any present or future tax, duty, levy, impost, assessment or other governmental charge (including penalties, interest and other liabilities related thereto) imposed or levied by or on behalf of the Government of the United States or any political subdivision or any authority or agency therein or thereof having power to tax.

          "Initial Canadian Denominated Securities" has the meaning set forth in Section 2.01 hereof.

          "Interest Payment Date" has the meaning set forth in Section 2.05 hereof.

          "Notes" has the meaning set forth in the preamble hereof.

          "Record Date" has the meaning set forth in Section 2.05 hereof.

          "Tax Redemption Event" means a change (including an announced prospective change) in or amendment to the laws (or any regulations or rulings promulgated thereunder) of the United States or any political subdivision or taxing authority thereof or therein or any change (including an announced prospective change) in official position regarding the application or interpretation of such laws, regulations or rulings (including a holding by a court of competent jurisdiction), which change or amendment is announced or becomes effective on or after the date hereof, and which, in the written opinion of legal counsel of recognized standing to the Company, has resulted or will result (assuming, in the case of any announced prospective change, that such change will become effective as of the date specified in such announcement and in the form announced) in the Company, the Parent or any Subsidiary Guarantor, as the case may be, becoming obligated to pay, on the next succeeding date on which principal, premium, if any, or interest is due, any Additional Amounts; provided that, the Company, the Parent or such Subsidiary Guarantor (or its successor), as the case may be, in its business judgment, determines that such obligation cannot be avoided by the use of reasonable measures available to it (or its successor).

          "Transfer Restricted Securities" has the meaning set forth in the Appendix hereto.

          "United States Alien" means any person who, for United States federal income tax purposes, is a foreign corporation, a non-resident alien individual, a non-resident fiduciary of a foreign estate or trust, or a foreign partnership, one or more of the members of which is a foreign corporation, a non-resident alien individual or a non-resident alien fiduciary of a foreign estate or trust and has notified the Parent in writing of its status as such.

          "U.S. Denominated Securities" has the meaning set forth in the preamble hereof.

ARTICLE II
Designation and Terms of the Securities

        Section 2.01    Title and Aggregate Principal Amount.    There is hereby created under this Second Supplemental Indenture, together with the First Supplemental Indenture, one Series of Securities designated "Senior Notes", issued in two Tranches, (i) one Tranche of which shall be issued under the First Supplemental Indenture in an aggregate principal amount initially equal to U.S.$300,000,000 bearing an interest rate of 4.85% with a maturity date of September 22, 2010 and (ii) one Tranche of which shall be issued under this Second Supplemental Indenture in an aggregate principal amount initially equal to Cdn.$900,000,000 bearing an interest rate of 5.00% with a maturity date of September 22, 2015 (the "Initial Canadian Denominated Securities").

        Section 2.02    Execution.    The Canadian Denominated Securities may forthwith be executed by the Company and delivered to the Canadian Trustee for authentication and delivery by the Canadian Trustee in accordance with the provisions of Section 2.03 of the Original Indenture and Section 2.03(b) of this Second Supplemental Indenture.

        Section 2.03    Other Terms and Form of the Securities.    (a) The Canadian Denominated Securities shall have and be subject to such other terms as provided in the Indenture and shall be evidenced by one or more Global Securities in registered form only and in the form of Exhibit A to the Appendix (as defined below). Beneficial interests in a Global Security shall be represented through book-entry accounts, to be established and maintained by CDS for financial institutions acting on behalf of beneficial owners as direct and indirect participants in CDS.

          (b)   Provisions relating to the Initial Canadian Denominated Securities and the Exchange Securities are set forth in the Appendix attached hereto (the "Appendix") which is hereby incorporated in and expressly made part of this Second Supplemental Indenture. The Initial Canadian Denominated Securities and the Canadian Trustee's certificate of authentication shall be substantially in the form of Exhibit A to the Appendix. The Exchange Securities and the Canadian

  Trustee's certificate of authentication shall be substantially in the form of Exhibit B to the Appendix. The Canadian Denominated Securities may have notations, legends or endorsements required by law, stock exchange rule, agreements to which the Company is subject, if any, or usage (provided that any such notation, legend or endorsement is in a form acceptable to the Company). Each Canadian Denominated Security shall be dated the date of its authentication. The terms of the Canadian Denominated Securities set forth in the Appendix and the Exhibits thereto are part of the terms of this Second Supplemental Indenture.

        Section 2.04    Further Issues, Single Tranche.    In addition to any U.S. Denominated Securities issued under the First Supplemental Indenture, the Company shall be entitled to issue Additional Securities under this Second Supplemental Indenture which shall have identical terms as the Canadian Denominated Securities issued on the Issue Date, other than with respect to the date of issuance and issue price, so as to form a single Series of Securities with the other Canadian Denominated Securities issued hereunder and the U.S. Denominated Securities issued under the First Supplemental Indenture. The Canadian Denominated Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor shall be treated as a single Tranche for all purposes under the Indenture.

        With respect to any Additional Securities, the Company shall set forth in a resolution of the Board of Directors and an Officers' Certificate, a copy of each of which shall be delivered to the Canadian Trustee, the following information:

  (1)
  the aggregate principal amount of such Additional Securities to be authenticated and delivered pursuant to the Indenture and this Second Supplemental Indenture;

  (2)
  the issue price, the issue date and the CUSIP number of such Additional Securities; provided, however, that no Additional Securities may be issued at a price that would cause such Additional Securities to have "original issue discount" within the meaning of Section 1273 of the Code; and

  (3)
  whether such Additional Securities shall be Transfer Restricted Securities and issued in the form of Initial Canadian Denominated Securities as set forth in the Appendix to this Second Supplemental Indenture or shall be issued in the form of Exchange Securities as set forth in Exhibit B to the Appendix.

        Section 2.05    Interest and Principal.    The Canadian Denominated Securities issued under this Second Supplemental Indenture will mature on September 22, 2015 and will bear interest at the rate of 5.00% per annum. The Company will pay interest on the Canadian Denominated Securities, in arrears, in equal installments, on each March 22 and September 22 (the "Interest Payment Dates"), beginning on March 22, 2006, to the holders of record as of the close of business on the immediately preceding March 1 or September 1 (the "Record Dates"), respectively. Interest on the Canadian Denominated Securities shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance. Interest shall be calculated on the basis of the actual number of days in the applicable year. Payments of the principal of and interest on the Canadian Denominated Securities shall be made in Canadian Dollars, and the Canadian Denominated Securities shall be denominated in Canadian Dollars.

        Section 2.06    Place of Payment.    The place of payment where the Canadian Denominated Securities may be presented or surrendered for payment, where the principal of and interest and any other payments due on the Canadian Denominated Securities are payable, where the Canadian Denominated Securities may be surrendered for registration of transfer or exchange and where notices and demands (other than service of process) to and upon the Company in respect of the Canadian Denominated Securities and the Indenture may be served shall be in Toronto, Canada, and the office or agency maintained by the Company for such purpose shall initially be the Corporate Trust Office of the Canadian Trustee in Toronto. At the option of the Company, payment of interest on the Canadian Denominated Securities may be made by cheque mailed to registered Holders in accordance with section 2.13 (e) of the Original Indenture.

        Section 2.07    Depositary; Registrar.    The Company initially appoints The Canadian Depository for Securities Limited ("CDS") to act as Depositary with respect to the Global Securities. The Company initially appoints the Canadian Trustee to act as the Registrar and the Paying Agent and designates the Canadian Trustee's Toronto office as the office or agency referred to in Section 2.04 of the Original Indenture.

        Section 2.08    Deemed Value of Canadian Denominated Securities.    For purposes of any determination requiring that Canadian Denominated Securities and U.S. Denominated Securities be aggregated, each Holder of Canadian Denominated Securities shall be deemed to hold a principal amount of U.S.$843.81 of Notes for every Cdn.$1,000 principal amount of Canadian Denominated Securities held by such Holder.

        Section 2.09    Sinking Fund.    The Canadian Denominated Securities shall not be redeemable at the option of any Holder thereof, upon the occurrence of any particular circumstances or otherwise. The Canadian Denominated Securities will not have the benefit of any sinking fund.

        Section 2.10    Taxes.    (a) Any and all payments made by or on behalf of the Company, the Parent or any of the Subsidiary Guarantors under or with respect to any Canadian Denominated Securities or the Guaranties to a United States Alien will be made free and clear of, and without withholding or deduction for or on account of, any Indemnified Taxes, unless the Company, the Parent or such Subsidiary Guarantor, as the case may be, is required to withhold or deduct Indemnified Taxes by law or by the interpretation or administration thereof. If the Company, the Parent or such Subsidiary Guarantor is so required to withhold or deduct any amount for or on account of Indemnified Taxes from any payment made under or with respect to the Canadian Denominated Securities or the Guaranties, the Company, the Parent or such Subsidiary Guarantor, as the case may be, shall pay to each Holder of such Canadian Denominated Securities, as additional interest, such additional amounts (the "Additional Amounts") as may be necessary so that the net amount received by each such Holder after such withholding or deduction (and after deducting any Indemnified Taxes on such Additional Amounts) will not be less than the amount such Holder would have received if such Indemnified Taxes had not been withheld or deducted, except as provided in Section 2.10(b) of this Second Supplemental Indenture.

          (b)   No Additional Amounts will be payable with respect to:

              (i)  a payment made to a Holder in respect of the beneficial owner thereof for or on account of:

              A.    any such tax, assessment or other governmental charge which would not have been so imposed but for the existence of any present or former connection between such Holder (or between a fiduciary, settlor, beneficiary, member or shareholder of such Holder, if such Holder is an estate, a trust, a partnership or a corporation) and the United States, including, without limitation, such Holder (or such fiduciary, settlor, beneficiary, member or shareholder) being or having been a citizen or resident thereof or being or having been engaged in a trade or business or present therein, or having or having had a permanent establishment therein;

              B.    any tax, assessment or other governmental charge imposed by reason of such Holder's past or present status for United States federal income tax purposes as a personal holding company or foreign personal holding company or controlled foreign corporation or passive foreign investment company or as a corporation which accumulates earnings to avoid United States federal income tax or as a private foundation or other tax-exempt organization;

              C.    any tax, assessment or other governmental charge which would not have been so imposed but for the presentation by the Holder of any Canadian Denominated Securities for payment on a date more than 60 days after the date on which such payment became due and payable or the date on which payment thereof is duly provided for, whichever occurs later;

              D.    any tax, assessment or other governmental charge imposed by reason of such Holder's past or present status as the actual or constructive owner of 10 per cent or more of the total combined voting power of all classes of stock entitled to vote of the Company or Parent;

              E.    any tax, assessment or other governmental charge which would not have been imposed but for the failure to comply with certification, information or other reporting requirements concerning the nationality, residence or identity of the Holder or beneficial owner of such Canadian Denominated Security if such compliance is required by statute or by regulation of the United States or of any political subdivision or taxing authority thereof or therein as a precondition to relief or exemption from such tax, assessment or other governmental charge;

              F.     any tax, assessment or other governmental charge imposed on a Holder that is a "United States Person" as defined in section 7701(a)(30) of the Code;

              G.    any tax, assessment or other governmental charge which is payable otherwise than by withholding from payments on or in respect of any Canadian Denominated Security; or

              H.    any combination of the foregoing items; and

             (ii)  any Excluded Taxes.

          (c)   In the event that the Company, the Parent or such Subsidiary Guarantor is so required to withhold or deduct any amount for or on account of Indemnified Taxes from any payment made under or with respect to the Canadian Denominated Securities, the Company, the Parent or such Subsidiary Guarantor, as the case may be, shall make such withholding or deduction and remit the full amount deducted or withheld to the relevant authority in accordance with applicable law.

          (d)   The Company, the Parent or any Subsidiary Guarantors, as the case may be, shall furnish to the Holders of the Canadian Denominated Securities, within 60 days after the date the payment of such Indemnified Taxes is due pursuant to applicable law, certified copies of tax receipts or other documents evidencing such payment by the Company, the Parent or such Subsidiary Guarantor, as the case may be.

          (e)   The Company, the Parent and each Subsidiary Guarantor shall indemnify and hold harmless each Holder from and against, and upon written request reimburse each such Holder for the amount (excluding any Excluded Taxes or amounts with respect to which Additional Amounts have previously been paid by the Company, the Parent or any of the Subsidiary Guarantors) of:

              (i)  any Indemnified Taxes levied or imposed and paid by such Holder as a result of payments made under or with respect to the Canadian Denominated Securities or the Guaranties;

             (ii)  any liability (including penalties, interest and expenses) arising therefrom or with respect thereto; and

            (iii)  any Indemnified Taxes imposed and paid by such Holder with respect to any reimbursement under sub-clause (i) or (ii) above.

          (f)    The Company shall pay any present or future stamp, court, documentary or other similar taxes, charges or levies that arise from the execution, delivery or registration of, or enforcement of rights under, the Indenture or any related document.

ARTICLE III
Redemption of the Securities

        Section 3.01    Optional Redemption.    The Canadian Denominated Securities will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Canadian Denominated Securities then outstanding or (ii) the Canada Yield Price; plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date. Notwithstanding the foregoing, installments of interest on Canadian Denominated Securities that are due and payable on Interest Payment Dates falling on or prior to a redemption date will be payable on the Interest Payment Date to the Holders as of the close of business on the relevant Record Date. Notice of any redemption will be mailed by first class mail, postage prepaid, at least 30 days but no more than 60 days before the redemption date to each Holder of the Canadian Denominated Securities to be redeemed. Unless the Company defaults in payment of the redemption price and accrued and unpaid interest, on and after the redemption date, interest will cease to accrue on the Canadian Denominated Securities or portions thereof called for redemption. If fewer than all of the Canadian Denominated Securities are to be redeemed, the Canadian Trustee shall select, not more than 60 days prior to the redemption date, the particular Canadian Denominated Securities or portions thereof for redemption from the outstanding Canadian Denominated Securities not previously called by such method as the Canadian Trustee deems fair and appropriate. In addition, the Company (i) may elect to redeem U.S. Denominated Securities without redeeming all or any Canadian Denominated Securities, and (ii) may elect to redeem Canadian Denominated Securities without redeeming all or any U.S. Denominated Securities.

        "Canada Yield Price" means a price equal to the price which, if the Canadian Denominated Securities being redeemed were to be issued at such price on the date of redemption, would provide a yield thereon from the date of redemption to their Maturity Date equal to the Government of Canada Yield plus 29 basis points, calculated on the Business Day preceding the date of redemption of the Canadian Denominated Securities.

        "Government of Canada Yield" means the effective yield from the date fixed for redemption to September 22, 2015, assuming semi-annual compounding, which a non-callable Government of Canada bond, trading at par, would carry if issued in Canadian Dollars in Canada on the date fixed for redemption with a maturity date of September 22, 2015. The Government of Canada Yield shall be calculated as the arithmetic average of the yields to maturity quoted by two Canadian investment dealers selected by the Company and acceptable to the Canadian Trustee.

        Section 3.02    Tax Redemption Event.    Upon the occurrence of a Tax Redemption Event, the Company may redeem the Canadian Denominated Securities at any time, in whole but not in part, at a redemption price equal to the principal amount of the outstanding Canadian Denominated Securities, plus accrued and unpaid interest on the principal amount of the Canadian Denominated Securities being redeemed to, but excluding, the redemption date, by delivering to the Canadian Trustee at least 30 days, but not more than 60 days, prior to the date fixed for such redemption, a certificate, signed by an authorized Officer, stating that the Company is entitled to redeem such Canadian Denominated Securities pursuant to this Section 3.02 and specifying the date fixed for such redemption.

ARTICLE IV
Guaranties

        Section 4.01    Parent Guaranty.    The Canadian Denominated Securities shall be guaranteed by the Parent. The Parent hereby confirms its Guaranty of the Canadian Denominated Securities and confirms the applicability of the provisions of the Original Indenture to the Parent with respect to the Canadian Denominated Securities.

        Section 4.02    Subsidiary Guaranties.    The Canadian Denominated Securities shall be guaranteed by the following Subsidiaries (which are hereby designated "Subsidiary Guarantors" under the Indenture with respect to these Canadian Denominated Securities): Coors Brewing Company, Coors Distributing Company, Coors Worldwide, Inc., Coors International Market Development, L.L.L.P., Coors Global Properties, Inc., Coors Intercontinental, Inc., Coors Brewing Company International, Inc. and any other Subsidiary that executes and delivers to the Trustees a Guaranty Agreement pursuant to the terms of Section 4.06 of the Original Indenture. Each of the Subsidiary Guarantors hereby confirms its Guaranty of the Canadian Denominated Securities and confirms the applicability of the provisions of the Original Indenture to such Subsidiary Guarantor with respect to the Canadian Denominated Securities.

ARTICLE V
Miscellaneous

        Section 5.01    Ratification of Original Indenture: Supplemental Indentures Part of Original Indenture.    Except as expressly amended or supplemented hereby, the Original Indenture is in all respects ratified and confirmed and all the terms, conditions and provisions thereof shall remain in full force and effect. This Second Supplemental Indenture shall form a part of the Original Indenture for all purposes, and every Holder of any Canadian Denominated Securities heretofore or hereafter authenticated and delivered pursuant hereto shall be bound hereby. Except only insofar as the Original Indenture may be inconsistent with the express provisions of this Second Supplemental Indenture, in which case the terms of this Second Supplemental Indenture shall govern and supersede those contained in the Original Indenture, this Second Supplemental Indenture shall henceforth have effect so far as practicable as if all the provisions of the Original Indenture and this Second Supplemental Indenture were contained in one instrument.

        Section 5.02    Concerning the Canadian Trustee.    The recitals contained herein and in the Canadian Denominated Securities, except with respect to the Canadian Trustee's certificates of authentication, shall be taken as the statements of the Company, and the Canadian Trustee assumes no responsibility for the correctness of the same. The Canadian Trustee makes no representations as to the validity or sufficiency of this Second Supplemental Indenture or of the Canadian Denominated Securities.

        Section 5.03    Counterparts.    This Second Supplemental Indenture may be executed in any number of counterparts, each of which when so executed shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument.

        Section 5.04    Judgment Currency.    If, for the purpose of obtaining judgment in, or enforcing the judgment of, any court, it becomes necessary to convert a sum due under the Indenture or the Guaranties into Canadian Dollars, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be the rate at which in accordance with normal banking procedures BMO Nesbitt Burns Inc. or another nationally-recognized bank in Canada could purchase such other currency with Canadian Dollars in the City of Toronto on the Business Day preceding that day on which final judgment is given. The obligations of the Company, the Parent and the Subsidiary Guarantors in respect of any sum due from them to any Holders of Canadian Denominated Securities shall, notwithstanding any judgment in currency other than Canadian Dollars, not be discharged until the first Business Day, following receipt by such Holders of Canadian Denominated Securities of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Holders of Canadian Denominated Securities may in accordance with normal banking procedures purchase such other currency with Canadian Dollars.

        The Company and each Guarantor hereby agree to indemnify the Canadian Denominated Security Holders against any loss incurred by any of them as a result of any judgment or order being given or made for any sum due under the Indenture or the Guaranties being expressed and paid in the judgment currency and as a result of any variation as between (i) the rate of exchange at which the Canadian Dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the spot rate of exchange in the City of Toronto at which the Company or such Guarantor on the date of payment of judgment or order is able to purchase Canadian Dollars with the amount of the judgment currency actually paid by the Company or such Guarantor. The foregoing indemnity shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term "spot rate of exchange" shall include any premiums and costs of exchange payable in connection with the purchase of, or conversion into, Canadian Dollars.

        IN WITNESS WHEREOF, the parties have caused this Second Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized as of the date first above written.

MOLSON COORS CAPITAL FINANCE ULC
MOLSON COORS BREWING COMPANY
COORS BREWING COMPANY
COORS DISTRIBUTING COMPANY
COORS WORLDWIDE, INC.
COORS INTERCONTINENTAL, INC.
COORS BREWING COMPANY INTERNATIONAL, INC.
By:	/s/ ANNITA M. MENOGAN Name: Annita M. Menogan Title: Authorized Officer
COORS INTERNATIONAL MARKET DEVELOPMENT, L.L.L.P.
By:	Coors Global Properties, Inc. Title: General Partner
By:	/s/ SAMUEL D. WALKER Name: Samuel D. Walker Title: Chairman and Director
COORS GLOBAL PROPERTIES, INC.
By:	/s/ SAMUEL D. WALKER Name: Samuel D. Walker Title: Chairman and Director
THE CANADA TRUST COMPANY
By:	/s/ KATHRYN T. THORPE Name: Kathryn T. Thorpe Title: Authorized Signatory
By:	/s/ SUSAN KHOKHER Name: Susan Khokher Title: Authorized Signatory

        APPENDIX

PROVISIONS RELATING TO INITIAL CANADIAN DENOMINATED SECURITIES
AND EXCHANGE SECURITIES

        1.1    Definitions

        For the purposes of this Appendix the following terms shall have the meanings indicated below:

          "Canadian Denominated Securities" means the Initial Canadian Denominated Securities and the Exchange Securities.

          "Canadian Securities Law" means the applicable securities laws of each province of Canada and the respective regulations, rules, rulings and orders made thereunder and the applicable written policy statements issued by each securities commission or other regulatory authority of each province of Canada, as the same may be modified by discretionary relief therefrom granted by such securities commission or regulatory authority.

          "Definitive Security" means a certificated Initial Canadian Denominated Security or Exchange Security bearing, if required, the restricted securities legends set forth in this Appendix.

          "Depositary" means The Canadian Depository for Securities Limited, its nominees and their respective successors.

          "Exchange Offer" means the offer by the Company, pursuant to the Exchange Offer Agreement, to certain Holders of Initial Canadian Denominated Securities, to issue and deliver to such Holders, in exchange for the Initial Canadian Denominated Securities, a like aggregate principal amount of Exchange Securities pursuant to a preliminary prospectus and final prospectus filed under the Canadian Securities Laws.

          "Exchange Offer Agreement" means (1) with respect to the Initial Canadian Denominated Securities issued on the Issue Date, the Exchange Offer Agreement dated September 22, 2005, among, inter alia, the Company, the Guarantors, the Initial Purchasers and the Sub-Purchasers, and (2) with respect to each issuance of Additional Securities issued in a transaction exempt from the prospectus requirements of applicable Canadian Securities Laws, the exchange offer agreement, if any, among the Company and any persons purchasing such Additional Securities under the related Purchase Agreement.

          "Exchange Securities" means the (1) Canadian Denominated Securities to be issued pursuant to the Indenture in connection with the Exchange Offer or (2) Additional Securities, if any, issued pursuant to a preliminary prospectus and final prospectus filed under the Canadian Securities Laws.

          "Initial Purchaser" means (1) with respect to the Initial Canadian Denominated Securities issued on the Issue Date, J.P. Morgan Securities, Inc., Morgan Stanley & Co. Incorporated, Deutsche Bank Securities Inc., BMO Nesbitt Burns Inc. and TD Securities Inc. and (2) with respect to each issuance of Additional Securities, the Persons purchasing such Additional Securities under the related Purchase Agreement.

          "Initial Canadian Denominated Securities" means (1) Cdn.$900 million aggregate principal amount of Canadian Denominated Securities issued on the Issue Date and (2) Additional Securities, if any, issued in a transaction exempt from the prospectus requirements of applicable Canadian Securities Laws.

          "Purchase Agreement" means (1) with respect to the Initial Canadian Denominated Securities issued on the Issue Date, the Purchase Agreement dated September 15, 2005, among, inter alia,

  the Company, the Guarantors, the Initial Purchasers and the Sub-Purchasers, and (2) with respect to each issuance of Additional Securities, the purchase agreement or underwriting agreement among the Company and the Persons purchasing such Additional Securities.

          "Sub-Purchasers" means J.P. Morgan Securities Canada Inc., Morgan Stanley Canada Limited and Deustche Bank Securities Limited.

          "Securities Act" means the United States Securities Act of 1933, as amended.

          "Securities Custodian" means the custodian with respect to a Global Security (as appointed by the Depositary), or any successor Person thereto and shall initially be the Canadian Trustee.

          "Transfer Restricted Securities" means Securities that bear or are required to bear the legends set forth in Section 2.3(d).

        1.2    Other Definitions

Term	Defined in Section:
"Agent Members"	2.1(b	)
"Regulation S"	2.1(a	)
"Restricted Global Security"	2.1(a	)

B.    The Canadian Denominated Securities

        2.1    (a) Form and Dating.    The Initial Canadian Denominated Securities will be offered and sold by the Company, from time to time, pursuant to one or more Purchase Agreements. The Initial Canadian Denominated Securities will be resold initially only in reliance on exemptions from the prospectus requirements of applicable Canadian Securities Laws and in reliance on Regulation S under the Securities Act ("Regulation S"), in each case, subject to the restrictions on transfer set forth herein. Initial Canadian Denominated Securities initially resold as set out above shall be issued initially in the form of one or more permanent Global Securities in definitive, fully registered form without interest coupons and with the global securities and restricted securities legends set forth in Exhibit A (collectively, the "Restricted Global Security"), which shall be deposited on behalf of the purchasers of the Initial Canadian Denominated Securities represented thereby with the Securities Custodian, and registered in the name of the Depositary or a nominee of the Depositary, duly executed by the Company and authenticated by the Canadian Trustee as provided in the Indenture.

          (b)    Book-Entry Provisions.    This Section 2.1(b) shall apply only to a Global Security deposited with or on behalf of the Depositary.

          The Company shall execute and the Canadian Trustee shall, in accordance with this Section 2.1(b), authenticate and deliver initially one or more Global Securities that (a) shall be registered in the name of the Depositary for such Global Security or Global Securities or the nominee of such Depositary and (b) shall be delivered by the Canadian Trustee to such Depositary or pursuant to such Depositary's instructions or held by the Canadian Trustee as custodian for the Depositary.

          Members of, or participants in, the Depositary ("Agent Members") shall have no rights under this Indenture with respect to any Global Security held on their behalf by the Depositary or by the Canadian Trustee as the custodian of the Depositary or under such Global Security, and the Company, the Canadian Trustee and any agent of the Company or the Canadian Trustee shall be entitled to treat the Depositary as the absolute owner of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Canadian Trustee or any agent of the Company or the Canadian Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or impair, as between the Depositary and its Agent Members, the operation of customary practices of such Depositary governing the exercise of the rights of a holder of a beneficial interest in any Global Security.

          (c)    Certificated Canadian Denominated Securities.    Except as provided in this Section 2.1 or Section 2.3 or 2.4, owners of beneficial interests in Restricted Global Securities shall not be entitled to receive physical delivery of certificated Canadian Denominated Securities.

        2.2    Authentication

        The Canadian Trustee shall authenticate and deliver: (1) on the Issue Date, an aggregate principal amount of Cdn.$900 million 5.00% Senior Notes due 2015, (2) any Additional Securities for an original issue on the date and in an aggregate principal amount specified in writing by the Company pursuant to Section 2.02 of the Original Indenture and 2.04 of this Second Supplemental Indenture and (3) Exchange Securities for issue only in an Exchange Offer pursuant to an Exchange Offer Agreement, for a like principal amount of Initial Canadian Denominated Securities, in each case upon a written order of the Company signed by an Officer. Such order shall specify the amount of the Canadian Denominated Securities to be authenticated and the date on which any original issue of Canadian Denominated Securities is to be authenticated.

        2.3    Transfer and Exchange

          (a)    Transfer and Exchange of Definitive Securities.    When Definitive Securities are presented to the Registrar or a co-registrar with a request:

    (x)
    to register the transfer of such Definitive Securities; or

    (y)
    to exchange such Definitive Securities for an equal principal amount of Definitive Securities of other authorized denominations,

  the Registrar or co-registrar shall register the transfer or make the exchange as requested if its reasonable requirements for such transaction are met; provided, however, that the Definitive Securities surrendered for transfer or exchange:

              (i)  shall be duly endorsed or accompanied by a written instrument of transfer in a form reasonably satisfactory to the Company and the Registrar or co-registrar, duly executed by the Holder thereof or its attorney duly authorized in writing; and

             (ii)  if such Definitive Securities are required to bear a restricted securities legend, are being transferred or exchanged pursuant to Section 2.3(b) or pursuant to clause (A) or (B) below, and are accompanied by the following additional information and documents, as applicable:

      (A)
      if such Definitive Securities are being delivered to the Registrar by a Holder for registration in the name of such Holder, without transfer, by a certification from such Holder to that effect; or

      (B)
      if such Definitive Securities are being transferred to the Company, by a certification to that effect.

          (b)    Restrictions on Transfer of a Definitive Security for a Beneficial Interest in a Global Security.    A Definitive Security may not be exchanged for a beneficial interest in a Global Security except upon satisfaction of the requirements set forth below. Upon receipt by the Canadian Trustee of a Definitive Security, duly endorsed or accompanied by appropriate instruments of transfer, in form satisfactory to the Canadian Trustee, together with written instructions directing the Canadian Trustee to make, or to direct the Securities Custodian to make, an adjustment on its books and records with respect to such Global Security, such instructions to contain information regarding the

  Depositary account to be credited with such increase, then the Canadian Trustee shall cancel such Definitive Security and cause, or direct the Securities Custodian to cause, in accordance with the standing instructions and procedures existing between the Depositary and the Securities Custodian, the aggregate principal amount of Canadian Denominated Securities represented by the Global Security to be increased by the aggregate principal amount of the Definitive Security to be exchanged and shall credit or cause to be credited to the account of the Person specified in such instructions a beneficial interest in the Global Security equal to the principal amount of the Definitive Security so canceled. If no Global Securities are then outstanding, the Company shall issue and the Canadian Trustee shall authenticate, upon written order of the Company in the form of an Officers' Certificate, a new Global Security in the appropriate principal amount.

        (c)    Transfer and Exchange of Global Securities.

              (i)  The transfer and exchange of Global Securities or beneficial interests therein shall be effected through the Depositary, in accordance with this Indenture (including applicable restrictions on transfer set forth herein, if any) and the procedures of the Depositary therefor. A transferor of a beneficial interest in a Global Security shall deliver to the Registrar a written order given in accordance with the Depositary's procedures containing information regarding the participant account of the Depositary to be credited with a beneficial interest in the Global Security. The Registrar shall, in accordance with such instructions, instruct the Depositary to credit to the account of the Person specified in such instructions a beneficial interest in the Global Security and to debit the account of the Person making the transfer the beneficial interest in the Global Security being transferred.

             (ii)  If the proposed transfer is a transfer of a beneficial interest in one Global Security to a beneficial interest in another Global Security, the Registrar shall reflect on its books and records the date and an increase in the principal amount of the Global Security to which such interest is being transferred in an amount equal to the principal amount of the interest to be so transferred, and the Registrar shall reflect on its books and records the date and a corresponding decrease in the principal amount of the Global Security from which such interest is being transferred.

            (iii)  Notwithstanding any other provisions of this Appendix (other than the provisions set forth in Section 2.4), a Global Security may not be transferred as a whole except by the Depositary to a nominee of the Depositary or by a nominee of the Depositary to the Depositary or another nominee of the Depositary or by the Depositary or any such nominee to a successor Depositary or a nominee of such successor Depositary.

            (iv)  In the event that a Global Security is exchanged for Definitive Securities pursuant to Section 2.4 of this Appendix, prior to the consummation of an Exchange Offer with respect to such Securities, such Securities may be exchanged only in accordance with such procedures as are substantially consistent with the provisions of this Section 2.3 and such other procedures as may from time to time be adopted by the Company.

          (d)    Legends.

              (i)  Except as permitted by the following paragraph (ii), each Initial Canadian Denominated Security certificate evidencing the Restricted Global Securities (and all Securities issued in exchange therefor or in substitution thereof) shall bear legends in substantially the following form:

      Regulation S Legend

              THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE SECURITIES

      ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT.

      Private Placement Legend

              UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE SECURITIES REPRESENTED HEREBY SHALL NOT BE TRADED ON OR BEFORE THE DATE THAT IS FOUR 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DISTRIBUTION DATE] AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY CANADIAN PROVINCE OR TERRITORY.

             (ii)  Upon the consummation of an Exchange Offer with respect to the Initial Canadian Denominated Securities, all requirements pertaining to such Initial Canadian Denominated Securities that Initial Canadian Denominated Securities issued to certain Holders be issued in global form will still apply with respect to Holders of such Initial Canadian Denominated Securities that do not exchange their Initial Canadian Denominated Securities, and Exchange Securities in certificated or global form will be available to Holders that exchange such Initial Canadian Denominated Securities in such Exchange Offer.

            (iii)  Upon a sale or transfer after the date that is four months and a day after the later of (i) the initial distribution date of a Canadian Denominated Security, and (ii) the date on which the Company became a reporting issuer in any Canadian province or territory, all requirements that such Canadian Denominated Security bear the Private Placement Legend set forth in Exhibit A hereto shall cease to apply; provided however, that the requirements requiring any Initial Canadian Denominated Security be issued in global form shall continue to apply.

          (e)    Cancellation or Adjustment of Global Security.    At such time as all beneficial interests in a Global Security have either been exchanged for certificated Canadian Denominated Securities, redeemed, purchased or canceled, such Global Security shall be returned to the Depositary for cancellation or retained and canceled by the Canadian Trustee. At any time prior to such cancellation, if any beneficial interest in a Global Security is exchanged for certificated Canadian Denominated Securities, redeemed, purchased or canceled, the principal amount of Securities represented by such Global Security shall be reduced and an adjustment shall be made on the books and records of the Canadian Trustee with respect to such Global Security, by the Canadian Trustee, to reflect such reduction.

          (f)    Obligations with Respect to Transfers and Exchanges of Canadian Denominated Securities.

              (i)  To permit registrations of transfers and exchanges, the Company shall execute and the Canadian Trustee shall authenticate certificated Canadian Denominated Securities and Global Securities at the Registrar's or co-registrar's request.

             (ii)  No service charge shall be made for any registration of transfer or exchange, but the Company may require payment of a sum sufficient to cover any transfer tax, assessments, or similar governmental charge payable in connection therewith (other than any such transfer taxes, assessments or similar governmental charge payable upon exchange or transfer pursuant to Sections 3.06 and 9.05 of the Original Indenture).

            (iii)  The Registrar or co-registrar shall not be required to register the transfer of or exchange of any Canadian Denominated Security for a period beginning 15 days before the mailing of a notice of an offer to repurchase or redeem Canadian Denominated Securities.

            (iv)  Prior to the due presentation for registration of transfer of any Canadian Denominated Security, the Company, the Canadian Trustee, the Paying Agent, the Registrar or any co-registrar may deem and treat the person in whose name a Security is registered as the absolute owner of such Security for the purpose of receiving payment of principal of and interest on such Security and for all other purposes whatsoever, whether or not such Canadian Denominated Security is overdue, and none of the Company, the Canadian Trustee, the Paying Agent, the Registrar or any co-registrar shall be affected by notice to the contrary.

             (v)  All Canadian Denominated Securities issued upon any transfer or exchange pursuant to the terms of this Indenture shall evidence the same continuing debt and shall be entitled to the same benefits under this Indenture as the Canadian Denominated Securities surrendered upon such transfer or exchange.

          (g)    No Obligation of the Canadian Trustee.

              (i)  The Canadian Trustee shall have no responsibility or obligation to any beneficial owner of a Global Security, a member of, or a participant in, the Depositary or other Person with respect to the accuracy of the records of the Depositary or its nominee or of any participant or member thereof, with respect to any ownership interest in the Canadian Denominated Securities or with respect to the delivery to any participant, member, beneficial owner or other Person (other than the Depositary) of any notice (including any notice of redemption) or the payment of any amount, under or with respect to such Canadian Denominated Securities. All notices and communications to be given to the Holders and all payments to be made to Holders under the Canadian Denominated Securities shall be given or made only to or upon the order of the registered Holders (which shall be the Depositary or its nominee in the case of a Global Security). The rights of beneficial owners in any Global Security shall be exercised only through the Depositary subject to the applicable rules and procedures of the Depositary. The Canadian Trustee may rely and shall be fully protected in relying upon information furnished by the Depositary with respect to its members, participants and any beneficial owners.

             (ii)  The Canadian Trustee shall have no obligation or duty to monitor, determine or inquire as to compliance with any restrictions on transfer imposed under this Indenture or under applicable law with respect to any transfer of any interest in any Canadian Denominated Security (including any transfers between or among Depositary participants, members or beneficial owners in any Global Security) other than to require delivery of such certificates and other documentation or evidence as are expressly required by, and to do so if and when expressly required by, the terms of this Indenture, and to examine the same to determine substantial compliance as to form with the express requirements hereof.

        2.4    Certificated Canadian Denominated Securities

          (a)   A Restricted Global Security deposited with the Depositary or with the Canadian Trustee as custodian for the Depositary pursuant to Section 2.1 shall be transferred to the beneficial owners thereof in the form of certificated Canadian Denominated Securities in an aggregate principal amount equal to the principal amount of such Global Security, in exchange for such Global Security, only if such transfer complies with Section 2.3 and (i) the Depositary notifies the Company that it is unwilling or unable to continue as Depositary for such Restricted Global Security or if at any time such Depositary ceases to be a "recognized clearing agency" under applicable laws and a successor depositary is not appointed by the Company within 90 days of such notice, or (ii) an Event of Default has occurred and is continuing or (iii) the Company, in its sole discretion, notifies the Canadian Trustee in writing that it elects to cause the issuance of certificated Canadian Denominated Securities under this Indenture.

          (b)   Any Restricted Global Security that is transferable to the beneficial owners thereof pursuant to this Section shall be surrendered by the Depositary to the Canadian Trustee located at its Corporate Trust Office in the The City of Toronto, to be so transferred, in whole or from time to time in part, without charge, and the Canadian Trustee shall authenticate and deliver, upon such transfer of each portion of such Restricted Global Security, an equal aggregate principal amount of certificated Initial Canadian Denominated Securities of authorized denominations. Any portion of a Restricted Global Security transferred pursuant to this Section shall be executed, authenticated and delivered only in denominations of Cdn.$1,000 principal amount and any integral multiple thereof and registered in such names as the Depositary shall direct. Any certificated Initial Canadian Denominated Security delivered in exchange for an interest in the Global Security shall, except as otherwise provided by Section 2.3(d), bear the restricted securities legends set forth in Exhibit A hereto.

          (c)   Subject to the provisions of Section 2.4(b), the registered Holder of a Global Security shall be entitled to grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the Canadian Denominated Securities.

        In the event of the occurrence of either of the events specified in Section 2.4(a), the Company shall promptly make available to the Canadian Trustee a reasonable supply of certificated Canadian Denominated Securities in definitive, fully registered form without interest coupons.

        EXHIBIT A
to
APPENDIX

[FORM OF FACE OF INITIAL CANADIAN DENOMINATED SECURITY]

[Global Securities Legend]

        THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED ("CDS") TO THE COMPANY OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HEREOF, CDS & CO., HAS AN INTEREST HEREIN.

[Regulation S Legend]

        THIS SECURITY (OR ITS PREDECESSOR) WAS ORIGINALLY ISSUED IN A TRANSACTION EXEMPT FROM REGISTRATION UNDER THE UNITED STATES SECURITIES ACT OF 1933 (THE "SECURITIES ACT"), AND THIS SECURITY MAY NOT BE OFFERED, SOLD OR OTHERWISE TRANSFERRED IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. EACH PURCHASER OF THIS SECURITY IS HEREBY NOTIFIED THAT THE SELLER OF THIS SECURITY MAY BE RELYING ON THE EXEMPTION FROM THE PROVISIONS OF SECTION 5 OF THE SECURITIES ACT.

[Private Placement Legend]

        UNLESS PERMITTED UNDER CANADIAN SECURITIES LEGISLATION, THE SECURITIES REPRESENTED HEREBY SHALL NOT BE TRADED ON OR BEFORE THE DATE THAT IS FOUR 4 MONTHS AND A DAY AFTER THE LATER OF (I) [INSERT THE DISTRIBUTION DATE] AND (II) THE DATE THE COMPANY BECAME A REPORTING ISSUER IN ANY CANADIAN PROVINCE OR TERRITORY.

CUSIP No.	ISIN No.

No. R-	Cdn.$

5.00% Notes due 2015

        Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company, promises to pay to CDS & CO., or registered assigns, the principal sum of up to Cdn.$             on September 22, 2015 as more particularly specified on the Schedule of Increases or Decreases in Global Security, attached hereto.

        Interest Payment Dates: March 22 and September 22, commencing March 22, 2006.

        Record Dates: March 1 and September 1.

Additional provisions of this Security are set forth on the other side of this Security.

        Additional provisions of this Security are set forth on the attached "Terms of Notes".

Dated:

MOLSON COORS CAPITAL FINANCE ULC
By:
Name: Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION
THE CANADA TRUST COMPANY,

  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture.

By:
Authorized Signatory
By:
Authorized Signatory

TERMS OF NOTES

5.00% Senior Note due 2015

1.    Interest

        Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Canadian Denominated Security at the rate per annum shown above; provided, however, that if certain default events provided for in Section 2(d) of the Exchange Offer Agreement ("Qualification Defaults") occur, Additional Interest (as defined in the Exchange Offer Agreement) will accrue on this Canadian Denominated Security at a rate of 0.25% per annum from and including the date on which any such Qualification Default shall occur to but excluding the date on which all such Qualification Defaults have been cured. The Company will pay interest, in arrears, in equal semi-annual payments on March 22 and September 22 of each year, commencing March 22, 2006. Interest on the Canadian Denominated Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of such Canadian Denominated Securities. The amount of Additional Interest payable for any period other than a regular interest payment period will be determined by multiplying the above Additional Interest rate, by the principal amount of the Canadian Denominated Securities and then multiplying the product by a fraction, the numerator of which is the number of days that the Additional Interest rate was applicable during such period and the denominator of which is the actual number of days in the applicable year. The Company will pay interest on overdue principal at the above rate and will pay interest on overdue installments of interest at such rate to the extent lawful. Interest, including Additional Interest, shall be calculated on the basis of the actual number of days in the applicable year.

2.    Method of Payment

        The Company will pay interest on the Canadian Denominated Securities (except defaulted interest) to the Persons who are registered holders of Canadian Denominated Securities at the close of business on the March 1 or September 1 immediately preceding the interest payment date even if Canadian Denominated Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Canadian Denominated Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of Canada that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Canadian Denominated Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Canadian Depository for Securities Limited. The Company will make all payments in respect of a certificated Canadian Denominated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Canadian Denominated Security will be made by wire transfer to a Canadian Dollar account maintained by the payee with a bank in Canada if such Holder elects payment by wire transfer by giving written notice to the Canadian Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Canadian Trustee may accept in its discretion).

3.    Paying Agent and Registrar

        Initially, The Canada Trust Company, a trust company duly amalgamated and existing under the laws of Canada (the "Canadian Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company, the Parent or any of Parent's Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.    Indenture

        The Company issued the Notes under an Indenture dated as of September 22, 2005 (as supplemented by (1) the First Supplemental Indenture dated as of September 22, 2005 (the "First Supplemental Indenture") by and among the Company, the Parent, the Subsidiary Guarantors, the U.S. Trustee and the Agent Trustee and (2) the Second Supplemental Indenture dated as of September 22, 2005 (the "Second Supplemental Indenture") by and among the Company, the Parent, each of the Subsidiary Guarantors and the Canadian Trustee), the "Indenture"), among the Company, the Parent, the Subsidiary Guarantors and the Trustees (each, as defined therein). The terms of the Canadian Denominated Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Canadian Denominated Securities are subject to all such terms, and Holders of Canadian Denominated Securities are referred to the Indenture and the Act for a statement of those terms. To the extent the terms of this Canadian Denominated Security and those of the Indenture may conflict, the Indenture shall control.

        The Canadian Denominated Securities are general unsecured obligations of the Company. The Company shall be entitled to issue Additional Securities pursuant to Section 2.04 of the Second Supplemental Indenture. The Initial Canadian Denominated Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor will be treated as a single Tranche for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional secured indebtedness and to enter into sale and leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.    Optional Redemption

        The Canadian Denominated Securities will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Canadian Denominated Securities then outstanding or (ii) the Canada Yield Price; plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

        Upon the occurrence of a Tax Redemption Event, the Company may redeem the Canadian Denominated Securities at any time, in whole but not in part, at a redemption price equal to the principal amount of the outstanding Canadian Denominated Securities, plus accrued and unpaid interest on the principal amount of the Canadian Denominated Securities being redeemed to, but excluding, the redemption date, by delivering to the Canadian Trustee at least 30 days, but not more than 60 days, prior to the date fixed for such redemption, a certificate, signed by an authorized Officer, stating that the Company is entitled to redeem such Canadian Denominated Securities pursuant to the Indenture and specifying the date fixed for such redemption.

6.    Notice of Redemption

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Canadian Denominated Securities to be redeemed at his registered address. Other than with respect to a redemption resulting from the occurrence of a Tax Redemption Event, Canadian Denominated Securities in denominations larger than Cdn.$1,000 principal amount may be redeemed in part but only in whole multiples of Cdn.$1,000. If money sufficient to pay the redemption price of and accrued interest on all Canadian Denominated Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Canadian Denominated Securities (or such portions thereof) called for redemption.

7.    Guaranty

        The payment by the Company of the principal of, and premium and interest on, the Canadian Denominated Securities is fully and unconditionally guaranteed on a joint and several senior basis by the Parent and each of the Subsidiary Guarantors.

8.    Denominations; Transfer; Exchange

        The Canadian Denominated Securities are in registered form without coupons in denominations of Cdn.$1,000 principal amount and whole multiples of Cdn.$l,000. A Holder may transfer or exchange Canadian Denominated Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Canadian Denominated Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Canadian Denominated Securities for a period of 15 days before a selection of Canadian Denominated Securities to be redeemed.

9.    Persons Deemed Owners

        The registered Holder of this Canadian Denominated Security may be treated as the legal owner of it for all purposes.

10.    Unclaimed Money

        If money for the payment of principal or interest remains unclaimed for two years, the Canadian Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company or such other Person and not to the Canadian Trustee for payment.

11.    Discharge and Defeasance

        Subject to certain conditions, the Company at any time shall be discharged from all of its obligations under the Canadian Denominated Securities and the Indenture if the Company deposits with the Canadian Trustee money or Canada Government Obligations for the payment of principal and interest on the Canadian Denominated Securities to redemption or maturity, as the case may be.

12.    Amendment, Waiver

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustees shall be entitled to amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guaranties with respect to the Notes, including the Parent Guaranty and the Subsidiary Guaranties, or to secure the Notes, or to add additional covenants or events of default or to surrender rights and powers conferred on the Company or the Guarantors, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to add to, change, or eliminate any of the provisions of the Indenture with respect to one or more Series of Securities issued subsequent to such amendment or supplement, or to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of the Indenture necessary or desirable to provide for or facilitate the administration of the Indenture by more than one Trustee, or to establish the form or terms of Securities and coupons of any Series and to change the procedures for transferring and exchanging Securities of any Series so long as such change does not, subject to applicable law, adversely affect the Securityholders.

13.    Defaults and Remedies

        Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal (or premium, if any) on the Securities when due; (iii) failure by the Company or any Guarantor to comply with other covenants in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) the acceleration of certain types of debt of the Parent, the Company, the Subsidiary Guarantors or any of the Significant Subsidiaries in a principal amount exceeding U.S.$50,000,000 as a result of the failure of the Parent, the Company, or such subsidiary to perform any covenant or agreement applicable to such debt which acceleration is not rescinded or annulled within a certain time period; and (v) certain events of bankruptcy or insolvency with respect to the Company or the Parent Guarantor as set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustees or the Holders of Securities may declare all such Securities to be due and payable immediately as provided for and subject to the terms and provisions of the Indenture.

        Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustees may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations provided for in the Indenture, Holders of Securities may direct the Trustees in their exercise of any trust or power.

14.    Trustees Dealings with the Company

        Subject to certain limitations imposed by the Act and applicable Canadian corporate laws, each Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not a Trustee.

15.    No Recourse Against Others

        A director, officer, employee or stockholder, as such, of the Company or any Trustee (and any employee of The Toronto-Dominion Bank acting in its capacity as representative of the initial Canadian Trustee) shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.    Authentication

        This Canadian Denominated Security shall not be valid until an authorized signatory of the Canadian Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Canadian Denominated Security.

17.    Abbreviations

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.    CUSIP Numbers

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustees to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.    Holders' Compliance with Exchange Offer Agreement

        Each Holder of a Canadian Denominated Security, by acceptance hereof, acknowledges and agrees to the provisions of the Exchange Offer Agreement, including the obligations of the Holders with respect to a qualification of Securities thereunder and the indemnification of the Company to the extent provided therein.

20.    Governing Law

        THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:

          if to the Company or any Guarantor:

      Molson Coors Brewing Company
      311 10th Street
      Golden, Colorado 80401-0030
      Attention: Chief Legal Officer

          if to the Canadian Trustee:

      The Canada Trust Company
      TD Waterhouse Tower
      79 Wellington Street West
      8th Floor
      Toronto, Ontario M5K 1A2

      Att:
      Assistant Vice President
      Corporate Trust Services

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

    (Print or type assignee's name, address and postal code)

    (Insert assignee's S.I.N. or tax I.D. No.)

and irrevocably appoint                        agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.
Signature Guarantee:

Signature must be guaranteed	Signature

        Signatures must be guaranteed by an "eligible institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

        The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Canadian Trustee or Securities Custodian

        EXHIBIT B
to
APPENDIX

[FORM OF FACE OF EXCHANGE SECURITY]

[Global Securities Legend]

        THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE AND IS REGISTERED IN THE NAME OF A DEPOSITORY OR A NOMINEE THEREOF.

        UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE CANADIAN DEPOSITORY FOR SECURITIES LIMITED ("CDS") TO THE COMPANY OR THE TRUSTEE FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IN RESPECT THEREOF IS REGISTERED IN THE NAME OF CDS & CO., OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS (AND ANY PAYMENT IS MADE TO CDS & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF CDS), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED HOLDER HEREOF, CDS & CO., HAS AN INTEREST HEREIN.

CUSIP No.	ISIN No.

No. R-	Cdn.$

5.00% Notes due 2015

        Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company, promises to pay to CDS & CO., or registered assigns, the principal sum of up to Cdn.$             on September 22, 2015 as more particularly specified on the Schedule of Increases or Decreases in Global Security, attached hereto.

        Interest Payment Dates: March 22 and September 22, commencing March 22, 2006.

        Record Dates: March 1 and September 1.

Additional provisions of this Security are set forth on the other side of this Security.

        Additional provisions of this Security are set forth on the attached "Terms of Notes".

Dated:

MOLSON COORS CAPITAL FINANCE ULC
By:
Name: Title:

TRUSTEE'S CERTIFICATE OF
AUTHENTICATION
THE CANADA TRUST COMPANY,

  as Trustee, certifies
  that this is one of
  the Securities referred
  to in the Indenture.

By:
Authorized Signatory
By:
Authorized Signatory

TERMS OF NOTES

5.00% Senior Note due 2015

1.    Interest

        Molson Coors Capital Finance ULC, a Nova Scotia unlimited liability company (such company, and its successors and assigns under the Indenture hereinafter referred to, being herein called the "Company"), promises to pay interest on the principal amount of this Canadian Denominated Security at the rate per annum shown above. The Company will pay interest, in arrears, in equal semi-annual payments on March 22 and September 22 of each year, commencing March 22, 2006. Interest on the Canadian Denominated Securities will accrue from the most recent date to which interest has been paid or, if no interest has been paid, from the date of issuance of such Canadian Denominated Securities. The Company will pay interest on overdue principal at the above rate and will pay interest on overdue installments of interest at such rate to the extent lawful. Interest shall be calculated on the basis of the actual number of days in the applicable year.

2.    Method of Payment

        The Company will pay interest on the Canadian Denominated Securities (except defaulted interest) to the Persons who are registered holders of Canadian Denominated Securities at the close of business on the March 1 or September 1 immediately preceding the interest payment date even if Canadian Denominated Securities are cancelled after the record date and on or before the interest payment date. Holders must surrender Canadian Denominated Securities to a Paying Agent to collect principal payments. The Company will pay principal and interest in money of Canada that at the time of payment is legal tender for payment of public and private debts. Payments in respect of the Canadian Denominated Securities represented by a Global Security (including principal, premium, if any, and interest) will be made by wire transfer of immediately available funds to the accounts specified by The Canadian Depository for Securities Limited. The Company will make all payments in respect of a certificated Canadian Denominated Security (including principal, premium, if any, and interest) by mailing a check to the registered address of each Holder thereof; provided, however, that payments on a certificated Canadian Denominated Security will be made by wire transfer to a Canadian Dollar account maintained by the payee with a bank in Canada if such Holder elects payment by wire transfer by giving written notice to the Canadian Trustee or the Paying Agent to such effect designating such account no later than 30 days immediately preceding the relevant due date for payment (or such other date as the Canadian Trustee may accept in its discretion).

3.    Paying Agent and Registrar

        Initially, The Canada Trust Company, a trust company duly amalgamated and existing under the laws of Canada (the "Canadian Trustee"), will act as Paying Agent and Registrar. The Company may appoint and change any Paying Agent, Registrar or co-registrar without notice. The Company, the Parent or any of Parent's Subsidiaries may act as Paying Agent, Registrar or co-registrar.

4.    Indenture

        The Company issued the Notes under an Indenture dated as of September 22, 2005 (as supplemented by (1) the First Supplemental Indenture dated as of September 22, 2005 (the "First Supplemental Indenture") by and among the Company, the Parent, the Subsidiary Guarantors, the U.S. Trustee and the Agent Trustee and (2) the Second Supplemental Indenture dated as of September 22, 2005 (the "Second Supplemental Indenture") by and among the Company, the Parent, each of the Subsidiary Guarantors and the Canadian Trustee, the "Indenture"), among the Company, the Parent, the Subsidiary Guarantors and the Trustees (each, as defined therein). The terms of the Canadian Denominated Securities include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939 (15 U.S.C. §§ 77aaa-77bbbb) as in effect on the date of the Indenture (the "Act"). Terms defined in the Indenture and not defined herein have the meanings ascribed thereto in the Indenture. The Canadian Denominated Securities are subject to all such terms, and Holders of Canadian Denominated Securities are referred to the Indenture and the Act for a statement of those terms. To the extent the terms of this Canadian Denominated Security and those of the Indenture may conflict, the Indenture shall control.

        The Canadian Denominated Securities are general unsecured obligations of the Company. The Company shall be entitled to issue Additional Securities pursuant to Section 2.04 of the Second Supplemental Indenture. The Initial Canadian Denominated Securities issued on the Issue Date, any Additional Securities and all Exchange Securities issued in exchange therefor will be treated as a single Tranche for all purposes under the Indenture. The Indenture contains covenants that limit the ability of the Company and its subsidiaries to incur additional secured indebtedness and to enter into sale and leaseback transactions. These covenants are subject to important exceptions and qualifications.

5.    Optional Redemption

        The Canadian Denominated Securities will be redeemable as a whole at any time or in part from time to time, at the option of the Company, at a redemption price equal to the greater of (i) 100% of the principal amount of such Canadian Denominated Securities then outstanding or (ii) the Canada Yield Price; plus, in either case, accrued and unpaid interest on the principal amount being redeemed to the redemption date.

        Upon the occurrence of a Tax Redemption Event, the Company may redeem the Canadian Denominated Securities at any time, in whole but not in part, at a redemption price equal to the principal amount of the outstanding Canadian Denominated Securities, plus accrued and unpaid interest on the principal amount of the Canadian Denominated Securities being redeemed to, but excluding, the redemption date, by delivering to the Canadian Trustee at least 30 days, but not more than 60 days, prior to the date fixed for such redemption, a certificate, signed by an authorized Officer, stating that the Company is entitled to redeem such Canadian Denominated Securities pursuant to the Indenture specifying and the date fixed for such redemption.

6.    Notice of Redemption

        Notice of redemption will be mailed at least 30 days but not more than 60 days before the redemption date to each Holder of Canadian Denominated Securities to be redeemed at his registered address. Other than with respect to a redemption resulting from the occurrence of a Tax Redemption Event, Canadian Denominated Securities in denominations larger than Cdn.$1,000 principal amount may be redeemed in part but only in whole multiples of Cdn.$1,000. If money sufficient to pay the redemption price of and accrued interest on all Canadian Denominated Securities (or portions thereof) to be redeemed on the redemption date is deposited with the Paying Agent on or before the redemption date and certain other conditions are satisfied, on and after such date interest ceases to accrue on such Canadian Denominated Securities (or such portions thereof) called for redemption.

7.    Guaranty

        The payment by the Company of the principal of, and premium and interest on, the Canadian Denominated Securities is fully and unconditionally guaranteed on a joint and several senior basis by the Parent and each of the Subsidiary Guarantors.

8.    Denominations; Transfer; Exchange

        The Canadian Denominated Securities are in registered form without coupons in denominations of Cdn.$1,000 principal amount and whole multiples of Cdn.$l,000. A Holder may transfer or exchange Canadian Denominated Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements or transfer documents and to pay any taxes and fees required by law or permitted by the Indenture. The Registrar need not register the transfer or exchange of any Canadian Denominated Securities selected for redemption (except, in the case of a Security to be redeemed in part, the portion of the Security not to be redeemed) or any Canadian Denominated Securities for a period of 15 days before a selection of Canadian Denominated Securities to be redeemed.

9.    Persons Deemed Owners

        The registered Holder of this Canadian Denominated Security may be treated as the legal owner of it for all purposes.

10.    Unclaimed Money

        If money for the payment of principal or interest remains unclaimed for two years, the Canadian Trustee or Paying Agent shall pay the money back to the Company at its request unless an abandoned property law designates another Person. After any such payment, Holders entitled to the money must look only to the Company or such other Person and not to the Canadian Trustee for payment.

11.    Discharge and Defeasance

        Subject to certain conditions, the Company at any time shall be discharged from all of its obligations under the Canadian Denominated Securities and the Indenture if the Company deposits with the Canadian Trustee money or Canada Government Obligations for the payment of principal and interest on the Canadian Denominated Securities to redemption or maturity, as the case may be.

12.    Amendment, Waiver

        Subject to certain exceptions set forth in the Indenture, (i) the Indenture and the Notes may be amended or supplemented with the written consent of the Holders of at least a majority in principal amount outstanding of the Notes and (ii) any default or noncompliance with any provision may be waived with the written consent of the Holders of a majority in principal amount outstanding of the Notes. Subject to certain exceptions set forth in the Indenture, without the consent of any Securityholder, the Company, the Guarantors and the Trustees shall be entitled to amend the Indenture or the Notes to cure any ambiguity, omission, defect or inconsistency, or to comply with Article 5 of the Indenture, or to provide for uncertificated Notes in addition to or in place of certificated Notes, or to add guaranties with respect to the Notes, including the Parent Guaranty and the Subsidiary Guaranties, or to secure the Notes, or to add additional covenants or events of default or to surrender rights and powers conferred on the Company or the Guarantors, or to comply with any request of the SEC in connection with qualifying the Indenture under the Act, or to make any change that does not adversely affect the rights of any Securityholder, or to add to, change, or eliminate any of the provisions of the Indenture with respect to one or more Series of Securities issued subsequent to such amendment or supplement, or to evidence and provide for the acceptance of appointment by a successor or separate Trustee with respect to the Securities of one or more Series and to add to or change any of the provisions of the Indenture necessary or desirable to provide for or facilitate the administration of the Indenture by more than one Trustee, or to establish the form or terms of Securities and coupons of any Series and to change the procedures for transferring and exchanging Securities of any Series so long as such change does not, subject to applicable law, adversely affect the Securityholders.

13.    Defaults and Remedies

        Under the Indenture, Events of Default include (i) default for 30 days in payment of interest on the Securities; (ii) default in payment of principal (or premium, if any) on the Securities when due; (iii) failure by the Company or any Guarantor to comply with other covenants in the Indenture or the Securities, in certain cases subject to notice and lapse of time; (iv) the acceleration of certain types of debt of the Parent, the Company, the Subsidiary Guarantors or any of the Significant Subsidiaries in a principal amount exceeding U.S.$50,000,000 as a result of the failure of the Parent, the Company, or such subsidiary to perform any covenant or agreement applicable to such debt which acceleration is not rescinded or annulled within a certain time period; and (v) certain events of bankruptcy or insolvency with respect to the Company or the Parent Guarantor as set forth in the Indenture. If an Event of Default occurs and is continuing, the Trustees or the Holders of Securities may declare all such Securities to be due and payable immediately as provided for and subject to the terms and provisions of the Indenture.

        Securityholders may not enforce the Indenture or the Securities except as provided in the Indenture. The Trustees may refuse to enforce the Indenture or the Securities unless it receives indemnity or security satisfactory to it. Subject to certain limitations provided for in the Indenture, Holders of Securities may direct the Trustees in their exercise of any trust or power.

14.    Trustees Dealings with the Company

        Subject to certain limitations imposed by the Act and applicable Canadian corporate law, each Trustee under the Indenture, in its individual or any other capacity, may become the owner or pledgee of Securities and may otherwise deal with and collect obligations owed to it by the Company or its Affiliates and may otherwise deal with the Company or its Affiliates with the same rights it would have if it were not a Trustee.

15.    No Recourse Against Others

        A director, officer, employee or stockholder, as such, of the Company or any Trustee (and any employee of The Toronto-Dominion Bank acting in its capacity as representative of the initial Canadian Trustee) shall not have any liability for any obligations of the Company under the Securities or the Indenture or for any claim based on, in respect of or by reason of such obligations or their creation. By accepting a Security, each Securityholder waives and releases all such liability. The waiver and release are part of the consideration for the issue of the Securities.

16.    Authentication

        This Canadian Denominated Security shall not be valid until an authorized signatory of the Canadian Trustee (or an authenticating agent) manually signs the certificate of authentication on the other side of this Canadian Denominated Security.

17.    Abbreviations

        Customary abbreviations may be used in the name of a Securityholder or an assignee, such as TEN COM (=tenants in common), TEN ENT (=tenants by the entireties), JT TEN (=joint tenants with rights of survivorship and not as tenants in common), CUST (=custodian), and U/G/M/A (=Uniform Gift to Minors Act).

18.    CUSIP Numbers

        Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures the Company has caused CUSIP numbers to be printed on the Securities and has directed the Trustees to use CUSIP numbers in notices of redemption as a convenience to Securityholders. No representation is made as to the accuracy of such numbers either as printed on the Securities or as contained in any notice of redemption and reliance may be placed only on the other identification numbers placed thereon.

19.    Holders' Compliance with Exchange Offer Agreement

        Each Holder of a Canadian Denominated Security, by acceptance hereof, acknowledges and agrees to the provisions of the Exchange Offer Agreement, including the obligations of the Holders with respect to a qualification of Securities thereunder and the indemnification of the Company to the extent provided therein.

20.    Governing Law

        THIS SECURITY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

        The Company will furnish to any Securityholder upon written request and without charge to the Securityholder a copy of the Indenture. Requests may be made to:

          if to the Company or any Guarantor:

      Molson Coors Brewing Company
      311 10th Street
      Golden, Colorado 80401-0030
      Attention: Chief Legal Officer

          if to the Canadian Trustee:

      The Canada Trust Company
      TD Waterhouse Tower
      79 Wellington Street West
      8th Floor
      Toronto, Ontario M5K 1A2

      Att:
      Assistant Vice President
      Corporate Trust Services

ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

    (Print or type assignee's name, address and postal code)

    (Insert assignee's S.I.N. or tax I.D. No.)

and irrevocably appoint                        agent to transfer this Security on the books of the Company. The agent may substitute another to act for him.

Date:	Your Signature:

Sign exactly as your name appears on the other side of this Security.

Signature
Signature Guarantee:

Signature must be guaranteed	Signature

        Signatures must be guaranteed by an "eligible institution" meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program ("STAMP") or such other "signature guarantee program" as may be determined by the Registrar in addition to, or in substitution for, STAMP.

[TO BE ATTACHED TO GLOBAL SECURITIES]

SCHEDULE OF INCREASES OR DECREASES IN GLOBAL SECURITY

        The following increases or decreases in this Global Security have been made:

Date of Exchange	Amount of decrease in Principal amount of this Global Security	Amount of increase in Principal amount of this Global Security	Principal amount of this Global Security following such decrease or increase	Signature of authorized officer of Canadian Trustee or Securities Custodian

QuickLinks

SECOND SUPPLEMENTAL INDENTURE